UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARLINGTON ASSET INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Virginia(State of incorporation or organization)54-1873198(I.R.S. Employer Identification No.)6862 Elm Street, Suite 320McLean, VA (Address of Principal Executive Offices of Registrant) 22101(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.000% Senior Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-235885

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 6.000% Notes due 2026 of Arlington Asset Investment Corp. (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-235885) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated July 7, 2021, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2009).
3.2

Articles of Amendment to the Amended and Restated Articles of Incorporation designating the shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A filed on May 9, 2017).

3.3

Articles of Amendment to the Amended and Restated Articles of Incorporation designating the shares of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on March 11, 2019).

3.4

Articles of Amendment to the Amended and Restated Articles of Incorporation of Arlington Asset Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 25, 2019).

3.5	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 28, 2011).
3.6	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 4, 2015).

3.7	Amendment No. 2 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2016).
3.8	Amendment No. 3 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2019).
3.9	Amendment No. 4 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2019).
4.1

Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 1, 2013).

4.2

First Supplemental Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 1, 2013).

4.3

Second Supplemental Indenture, dated as of March 18, 2015, between the Registrant, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon, as Series Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Statement on Form 8-A filed on March 18, 2015).

4.4	Form of 6.625% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 1, 2013).
4.5	Form of 6.750% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on March 17, 2015).
4.4

Indenture governing the Senior Debt Securities by and between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-235885) filed on January 10, 2020).

4.5	First Supplemental Indenture, dated as of July 15, 2021, between the Registrant and The Bank of New York Mellon, as Trustee.
4.6	Form of 6.000% Notes due 2026 (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.5 hereto).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 15, 2021

ARLINGTON ASSET INVESTMENT CORP.

By: /s/ Richard E. Konzmann

Name:  Richard E. Konzmann

Title:    Executive Vice President, Chief Financial Officer and Treasurer